UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 23, 2010

CONVERTED ORGANICS INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33304	204075963
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

137A LEWIS WHARF, BOSTON, Massachusetts		02110
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-624-0111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 23, 2010, Converted Organics Inc. (the "Company") entered into an exclusive irrevocable license agreement with Heartland Technology Partners, LLC ("HTP") to utilize HTP's patented LM-HT(TM) Concentrator technology in the US industrial wastewater market. A breakthrough wastewater treatment process, the LM-HT(TM) Concentrator reduces carbon emissions compared to traditional technologies and uses waste heat and renewable energy as thermal fuel. The agreement further states that the Company agrees to purchase all wastewater concentrators from HTP.

In addition, the Company has hired a senior executive in the waste water processing industry and has begun to develop plans to establish this line of business.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press release dated March 24, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERTED ORGANICS INC.

March 29, 2010	By:	/s/ Edward J. Gildea

Name: Edward J. Gildea
Title: President and CEO

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated March 24, 2010.